Exhibit 10.2

TRUST AGREEMENT

Between

_____________________________________

Cree, Inc.

And

FIDELITY MANAGEMENT TRUST COMPANY

______________________________________

Cree, Inc. Directors’ Deferred Compensation Plan

TRUST

Dated as of February 1, 2006

TABLE OF CONTENTS

Section			Page
1		Definitions	1
2		Trust	3
	(a)	Establishment	3
	(b)	Grantor Trust	3
	(c)	Trust Assets	3
	(d)	Non-Assignment	4
3		Payments to Sponsor	4
4		Disbursements	4
	(a)	Directions from Administrator	4
	(b)	Limitations	4
5		Investment of Trust	5
	(a)	Selection of Investment Options	5
	(b)	Available Investment Options	5
	(c)	Investment Directions	5
	(d)	Funding Mechanism	5
	(e)	Mutual Funds	5
	(f)	Trustee Powers	6
6		Recordkeeping and Administrative Services to Be Performed	7
	(a)	General	7
	(b)	Accounts	8
	(c)	Inspection and Audit	8
	(d)	Effect of Plan Amendment	8
	(e)	Returns, Reports and Information	8
7		Compensation and Expenses	9
8		Directions and Indemnification	9
	(a)	Identity of Administrator	9
	(b)	Directions from Administrator	9
	(c)	Directions from Participants	9
	(d)	Indemnification	10
	(e)	Survival	10
9		Resignation or Removal of Trustee	10
	(a)	Resignation and Removal	10
	(b)	Termination	10
	(c)	Notice Period	10
	(d)	Transition Assistance	10
	(e)	Failure to Appoint Successor	11
10		Successor Trustee	11
	(a)	Appointment	11
	(b)	Acceptance	11
	(c)	Corporate Action	11
11		Resignation, Removal, and Termination Notices	11
12		Duration	12
13		Insolvency of Sponsor	12
14		Amendment or Modification	13
15		Electronic Services	13
16		General	14
	(a)	Performance by Trustee, its Agents or Affiliates	14
	(b)	Entire Agreement	14
	(c)	Waiver	14
	(d)	Successors and Assigns	14
	(e)	Partial Invalidity	14
	(f)	Section Headings	15

17		Assignment	15
18		Force Majeure	15
19		Confidentiality	15
20		Governing Law	16
	(a)	Massachusetts Law Controls	16
	(b)	Trust Agreement Controls	16

TRUST AGREEMENT, dated as of February 1, 2006 , between Cree, Inc., a North Carolina corporation, having an office at 4600 Silicon Drive, Durham, NC 27703-8475 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Cree, Inc. Directors’ Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status, of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, it is the intention of the Sponsor to make contributions to the trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, Cree, Inc. (the “Administrator”) is the administrator of the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

1 Definitions

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) “Administrator” shall mean, with respect to the Plan, the person or entity which is the “administrator” of such Plan.

(b) ‘‘Agreement” shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) “Business Day” shall mean any day on which the New York Stock Exchange (NYSE) is open.

(d) “Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(e) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(f) “Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(g) “Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(h) “Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management &. Research Company or any of its affiliates.

(i) “Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(j) “Permissible Investment” shall mean the investments specified by the Employer as available for investment of assets of the Trust and agreed to by the Trustee and the Prototype Sponsor. The Permissible Investments under the Plan shall be listed in the Service Agreement.

(k) “Plan” shall mean the Cree, Inc. Directors’ Deferred Compensation Plan.

(1) “Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(m) “Reporting Date” shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement and the date as of which this Agreement terminates pursuant to Section 9 hereof.

(n) “Service Agreement” shall mean the agreement between the Trustee aid the Sponsor for the Trustee, through certain affiliates and related companies, to provide administrative and recordkeeping services for the Plan.

(o) “Sponsor” shall mean Cree, Inc., a North Caroline corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(p) “Trust” shall mean the Cree, Inc. Directors’ Deferred Compensation Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(q) “Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business. The term Trustee shall also include any successor trustee appointed pursuant to this, agreement to the extent such successor agrees to serve as Trustee under this Agreement.

2 Trust

(a) Establishment

The Sponsor hereby establishes the Trust, with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement

(b) Grantor Trust

The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly,

(c) Trust Assets

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Insolvency, as defined in this Agreement.

(d) Non-Assignment

Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

3 Payments to Sponsor

Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.

4 Disbursements

(a) Directions from Administrator

(i) If it is indicated in the Service Agreement that the Trustee will make distributions of Plan benefits directly to Participants and beneficiaries, the Trustee shall disburse monies to Participants and their beneficiaries for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or of any applicable law. The Trustee shall be responsible for Federal or State income tax reporting or withholding with respect to such Plan benefits. The Trustee shall not be responsible for FICA (Social Security and Medicare), any Federal or State unemployment or local tax with respect to Plan distributions.

(ii) If it is indicated in the Service Agreement that the Sponsor shall be responsible for making distributions of benefits to Participants and beneficiaries, then the Trustee shall disburse monies to the Administrator for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (1) making benefit payments to Participants under the Plan, (2) any federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (3) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions.

(b) Limitations

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

5 Investment of Trust

(a) Selection of Investment Options

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b) Available Investment Options

The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Reconciliation Period, and (ii) following the Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Permissible Investments as described in the Service Agreement; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee and upon mutual amendment of the Service Agreement to reflect such additions.

(c) Investment Directions

In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan.

(d) Funding Mechanism

The Sponsor’s designation of available investment options uinder paragraphs (a) and (b) above, the maintenance of accounts for each Plan Participant and the crediting of investments to such accounts, and the exercise by Participants of any powers relating to investments under this Section 5 are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As further provided in this Agreement, no Participant or beneficiary will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant and his or her beneficiaries under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

(e) Mutual Funds

The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Sponsor as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

(i) Execution of Purchases and Sales

Purchases and sales of Permissible Investments (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Permissible Investments shall be made on the same Business Day that the Trustee receives a proper direction if received before market close (generally 4:00 p.m. eastern time); if the direction is received after market close (generally 4:00 p.m. eastern time), the exchange shall be made the following Business Day.

(ii) Voting

At the time of mailing of notice of each annual or special stockholder’s meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares held in the Trust in the manner as directed by the Sponsor. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. The Sponsor shall also have the right to direct the Trustee as to the manner in which all shareholder rights, other than the right to vote, shall be exercised. The Trustee shall have no duty to solicit directions from the Sponsor.

(f) Trustee Powers

The Trustee shall have the following powers and authority:

(i) Subject to paragraphs (b), (c) and (d) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v) To borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

(vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by these Sponsor.

(vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

(viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

6 Recordkeeping and Administrative Services to Be Performed

(a) General

The Trustee shall perform those recordkeeping and administrative functions described in the Service Agreement attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.

(b) Accounts

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in this Agreement or is terminated as provided in this Agreement, Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

(c) Inspection and Audit

All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee’s regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each Participant’s accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.

(d) Effect of Plan Amendment

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

(e) Returns, Reports and Information

Except as set forth in the Service Agreement, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

7 Compensation and Expenses

Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with the Service Agreement. All fees for services are specifically outlined in the Service Agreement and are based on any assumptions identified therein.

All reasonable expenses of plan administration as shown on the Service Agreement, as amended from time to time, shall be a charge against and paid from the appropriate plan Participants’ accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.

8 Directions and Indemnification

(a) Identity of Administrator

The Trustee shall be fully protected in relying on the fact that the Administrator under the Plan is the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

(b) Directions from Administrator

Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the manner described in the Service Agreement, provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via electronic data transfer (“EDT”) in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction’s (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

(c) Directions from Participants

The Trustee shall not be liable for any loss, which arises, from any Participant’s exercise or non-exercise of rights under this Agreement over the hypothetical assets in the Participant’s accounts.

(d) Indemnification

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys’ fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee’s negligence or bad faith.

(e) Survival

The provisions of this Section 8 shall survive the termination of this Agreement.

9 Resignation or Removal of Trustee

(a) Resignation and Removal

(i) The Trustee may resign at any time in accordance with the notice provisions set forth below.

(ii) The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b) Termination

This Agreement may be terminated at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c) Notice Period

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty-(60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d) Transition Assistance

In the event of termination of this Agreement, if requested by Sponsor, Fidelity shall assist Sponsor in developing a plan for the orderly transition of the Plan Data, cash and assets then constituting the Trustee and Services provided by Fidelity hereunder to Sponsor or its designee. Fidelity shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement, Fidelity shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan Data prepared and maintained by Fidelity in the ordinary course of business, in Fidelity’s format. Fidelity may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e) Failure to Appoint Successor

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

10 Successor Trustee

(a) Appointment

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b) Acceptance

When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

(c) Corporate Action

Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

11 Resignation, Removal, and Termination Notices

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor at the address designated in the Service Agreement, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, F7A. Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

12 Duration

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

13 Insolvency of Sponsor

(a) Trustee shall cease disbursement of funds for payment of benefits to Participants and their beneficiaries if the Sponsor is Insolvent. Sponsor shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

(i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants or their beneficiaries.

(ii) Unless Trustee has actual knowledge of Sponsor’s Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor’s solvency.

(iii) If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Sponsor’s general creditors. Nothing In this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.

(iv) Trustee shall resume disbursement for the payment of benefits to Plan Participants or their beneficiaries in accordance with this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

14 Amendment or Modification

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

15 Electronic Services

(a) The ‘Trustee may provide communications and services (“Electronic Services”) and/or software products (“Electronic Products”) via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise re disseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee’s written consent, except, in cases where Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Sponsor’s Participants, for non-commercial personal use by Participants or beneficiaries with respect to their participation in the Plan or for their other retirement planning purposes.

(b) The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or intranet so that such content will appear exactly as it appears when delivered to Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or Services from its computer network and/or intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

(c) All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery’ or provision of such Services. Except as otherwise stated in this Agreement, no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, non-transferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of this Agreement

(d) To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and Sponsor agrees to follow, reasonable security precautions, however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or Services after delivering it to the Sponsor.

16 General

(a) Performance by Trustee, its Agents or Affiliates

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships

(b) Entire Agreement

This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

(c) Waiver

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(d) Successors and Assigns

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(e) Partial Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f) Section Headings

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

17 Assignment

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

18 Force Majeure

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

19 Confidentiality

Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other confidential information. All such confidential information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such confidential information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such confidential information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of confidential information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party.

20 Governing Law

(a) Massachusetts Law Controls

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

(b) Trust Agreement Controls

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Plan Sponsor Name:	Cree, Inc.

	By:	/s/ Adam H. Broome

	Name:	Adam H. Broome

	Title:	Vice President, Legal

	Date:	December 8, 2005

FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Jean A. Sturgeon

Name:	Jean A. Sturgeon

Title:	Authorized Signatory

Date:	12/12/2005

AMENDMENT TO
TRUST AGREEMENT
Between
CREE, INC.
And
FIDELITY MANAGEMENT TRUST COMPANY

THIS AMENDMENT, effective the 1st day of February, 2006, by CREE, INC. (the “Sponsor”) and FIDELITY MANAGEMENT TRUST COMPANY (the “Trustee”);

WITNESSETH:

WHEREAS, the Sponsor and the Trustee entered into a certain Trust Agreement dated February 1, 2006 (the “Trust Agreement”); and

WHEREAS, the Sponsor and the Trustee desire to amend the Trust Agreement to modify the indemnification provisions thereof.

NOW, THEREFORE, in consideration of the premises herein contained, the Sponsor and the Trustee agree to amend the Trust Agreement by deleting subparagraph (d) of Section 8 of the Trust Agreement and substituting in lieu thereof the following:

(d) Indemnification. Except as provided below, Sponsor shall defend and indemnify Trustee, its affiliates and their respective directors, officers, employees and agents and hold them harmless against that portion of any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against Trustee at any time if such liability, loss, cost or expense results from the Sponsor’s negligence, or willful misconduct relating to or arising out of the Sponsor’s obligations under this Agreement or the Sponsor’s breach of this Agreement. Notwithstanding the foregoing, Trustee shall be entitled to no indemnification hereunder to the extent its liabilities, losses, costs or expenses are attributed to its own gross negligence or willful misconduct.

Trustee shall defend and indemnify the Sponsor, its affiliates and their respective directors, officers, employees and agents and hold them harmless against that portion of any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Sponsor at any time if such liability, loss, cost or expense results from Trustee’s negligence, bad faith, or willful misconduct relating to or arising out of the Trustee’s obligations under this Agreement or Trustee’s breach of this Agreement. Notwithstanding the foregoing, the Sponsor shall be entitled to no indemnification hereunder to the extent its liabilities, losses, costs or expenses are attributed to its own gross negligence or willful misconduct.

The party seeking indemnification above must notify the indemnifying party within 30 days in writing of any actual or threatened action, suit or proceeding to which it claims such indemnification applies. Failure to so notify the indemnifying party shall not be deemed a waiver of the right to seek indemnification, unless the actions of the indemnifying party have been prejudiced by the failure of the other party to provide notice within the required time period. The indemnifying party may then take steps to be joined as a party to such proceeding, and the party seeking indemnification shall not oppose any such joinder. Whether or not such joinder takes place, the indemnifying party shall provide the defense with respect to claims to which this section applies and in doing so shall have the right to control the defense and settlement with respect to such claims. The party seeking indemnification may assume responsibility for the direction of its own defense at any time, including the right to settle or compromise any claim against it without the consent of the indemnifying party, provided that in doing so it shall be deemed to have waived its right to indemnification except in cases where the indemnifying party has declined to defend against the claim.

IN WITNESS WHEREOF, the Sponsor and the Trustee have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

CREE, INC.

By:	/s/ Adam H. Broome

Name:	Adam H. Broome

Title:	Vice President, Legal

Date:	December 8, 2005

FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Jean A. Sturgeon

Name:	Jean A. Sturgeon

Title:	Authorized Signatory

Date:	12/12/2005